COMMUNITY FIRST, INC.

IMPORTANT SPECIAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 4:00 a.m., EDT, on December 14, 2017.

Vote by Internet

- Go to **www.investorvote.com/OMYF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of August 22, 2017, by and among Commerce Union Bancshares, Inc., Community First, Inc., Pioneer Merger Sub, Inc., Reliant Bank and Community First Bank & Trust, as such agreement may be amended from time to time.	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation that certain executive officers of Community First may receive in connection with the merger pursuant to existing agreements or arrangements with Community First, Inc. or Community First Bank & Trust.	☐	☐	☐
3. To approve one or more adjournments of the Community First special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposal 1.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Mark here if you no longer wish to receive paper special meeting materials and instead view them online. ☐

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1UPX 3531391

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02PITC

Special Meeting of
The Community First, Inc. Shareholders

December 14, 2017, 4:00 p.m. Local Time
Operations Building
501 South James M. Campbell Boulevard, Columbia, Tennessee 38401

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

COMMUNITY FIRST, INC.

REVOCABLE PROXY — COMMUNITY FIRST, INC.

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 14, 2017.

The undersigned hereby appoints ESLICK E. DANIEL and JON THOMPSON, or each of them, proxies with full power of substitution and revocation, to represent the undersigned and to vote all shares of Common Stock of Community First, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the "Shareholders Meeting") to be held on Thursday, December 14, 2017, beginning at 4:00 P.M. local time, at the Operations Center located at the Company's Headquarters, 501 S. James Campbell Boulevard, Columbia, Tennessee 38401, and any adjournment(s) thereof, as specified in this Proxy:

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted "FOR" the proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 22, 2017, by and among Commerce Union Bancshares, Inc., Community First, Inc., Pioneer Merger Sub, Inc., Reliant Bank and Community First Bank & Trust, "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of Community First, Inc. may receive in connection with the merger, and "FOR" the proposal to approve one or more adjournments of the Shareholders Meeting, if necessary or appropriate.

The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the Shareholders Meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. **THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.**

THE BOARD OF DIRECTORS RECOMMENDS THAT ANY SHAREHOLDER DESIRING TO REVOKE HIS OR HER PROXY AND VOTE IN PERSON AT THE SHAREHOLDERS MEETING ARRIVE AT THE MEETING LOCATION BY 3:00 P.M., LOCAL TIME, TO FACILITATE CONFIRMATION OF NUMBER OF SHARES ELIGIBLE TO VOTE.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Only shareholders as of the record date are entitled to attend the Shareholders Meeting, and each shareholder must present valid picture identification such as a driver's license or passport and, if asked, provide proof of stock ownership as of the record date.